Exhibit 10.12

LOAN AGREEMENT AMENDMENT NO. 1

This Amendment No. 1 made as of July 16, 2025.

BETWEEN:

OPTIMI HEALTH CORP., a company incorporated under the laws of the province of British Columbia and having its registered office at 2054 Dowad Drive, Squamish, B.C., V8B 0Y8

(the “Company”)

AND:

KERRIS HOLDINGS LTD., a corporation incorporated under the laws of the Province of British Columbia and having an office at 2409 West 41st Avenue, Vancouver, B.C., V6M 2A5

(the “Lender”)

(each, a “Party” and collectively, the “Parties”)

WHEREAS:

A.	The Parties entered into a loan agreement dated as of November 1, 2023 (the “Loan Agreement”), pursuant to which the Company obtained a term loan from the Lender

B.	The Parties wish to amend the Loan Agreement in the manner set forth in this Amendment No. 1.

NOW THEREFORE in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties agree as follows:

ARTICLE 1 - AMENDMENT

1.	Definitions. Section 1 of the Loan Agreement is hereby amended by replacing the existing definition of (k) “Maturity Date” with “means April 30, 2026.”

ARTICLE 2 – CONSIDERATION

2.

In consideration for the Lender extending the Loan, the Borrower shall issue to the Lender, or its designated assignees, 400,000 share purchase warrants (each an “Amendment Warrant”). Each Warrant will be exercisable to acquire one Warrant Share at an exercise price of CAD$0.25 per Warrant Share for a period of two (2) years from the date of issuance, subject to adjustment in certain events as set out in the certificate representing the Amendment Warrants.

ARTICLE 3 - GENERAL

3.1 Effectiveness. This Amendment No. 1 will become effective on the date first shown above. Except as expressly provided in this Amendment No. 1, all of the terms and conditions of the Loan Agreement remain in full force and effect. On and after the date first shown above, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “herein” or words of like import will be a reference to the Loan Agreement as amended by this Amendment No. 1.

3.2 Definitions. Capitalized terms used but not defined in this Amendment No. 1 shall have the respective meanings assigned to them in the Loan Agreement.

3.3 Governing Law. This Amendment No. 1 shall be governed and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, without giving effect to provisions regarding conflict of laws. The Parties irrevocably submit to the exclusive jurisdiction of the courts of British Columbia with respect to any legal proceedings arising herefrom.

3.4 Counterparts. This Amendment No. 1 may be executed and delivered in any number of counterparts with the same effect as the Parties had signed and delivered the same Amendment No. 1, and each counterpart will be construed together to be an original and will constitute one and the same Amendment No. 1.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 as of the date first shown above.

OPTIMI HEALTH CORP.

Per:	/s/ Dane Stevens
Dane Stevens
Chief Executive and Chief Marking Officer

KERRIS HOLDINGS LTD.

Per:	/s/ John Pavlakis
John Pavlakis